Exhibit 24.03

POWER OF ATTORNEY

The undersigned officer of VeriSilicon Holdings Co., Ltd. (the “Company”) hereby constitutes and appoints Wayne Wei-Ming Dai the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in him, for the undersigned and in the undersigned’s name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Company’s Registration Statement on Form F-1 (Registration No. 333-199430) and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed by the undersigned in the following capacity and on May 19, 2015.

Signature	Title
/s/ Robert A. Brown	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
Robert A. Brown